Exhibit 5.1

June 14, 2023

Board of Directors

Dragonfly Energy Holdings Corp.

1190 Trademark Drive #108

Reno, NV 89521

Re:	Dragonfly Energy Holdings Corp. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Dragonfly Energy Holdings Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1, as amended (File No. 333-272401) (as amended, the “Registration Statement”), initially filed on June 5, 2023, by the Company with the Securities and Exchange Commission.

We are rendering this opinion in connection with the Registration Statement relating to the offer and sale (the “Offering”) by the Company of up to $28.75 million of (i) shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and (ii) warrants (the “Warrants”) to purchase up to an equal number of Shares of the Common Stock (the “Warrant Shares”) by Roth Capital Partners, LLC (“Roth”), as representative of the underwriters, pursuant to the underwriting agreement between the Company and Roth (collectively, the “Offering”). The Shares, the Warrants and the Warrant Shares are being issued and sold by the Company pursuant to the Registration Statement.

The Registration Statement further relates to an agreement to issue to the underwriters, or their permitted designees, warrants to purchase (the “Underwriters’ Warrants”) up to an aggregate amount of shares of common stock representing five percent (5%) of the common stock sold in the Offering (including any shares of common stock issued if the underwriters option to purchase additional shares of common stock is exercised) (the “Underwriters’ Shares” and together with the Shares, the Warrants and the Warrant Shares, the “Securities”).

As counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering this opinion. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering the opinion below, we have assumed that the issuance of the Securities will not exceed the number of authorized shares. We are opining herein as to the Nevada Revised Statutes, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Based upon such examination, it is our opinion that (i) the Shares, Warrant Shares and Underwriters’ Shares have been duly authorized by all requisite corporate action on the part of the Company and, upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the terms of each of the Warrants and Underwriters’ Warrants, as applicable, will be validly issued, fully paid and non-assessable , and (ii) the Warrants and Underwriters’ Warrants have been duly authorized by all requisite corporate action on behalf of the Company and, upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued .

Any additional Securities registered in reliance on Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the Offering are hereby expressly covered by this opinion. As used in this opinion, the term “Registration Statement” shall include any additional registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the Offering and the term “Prospectus” shall include any prospectus deemed to be included in any such additional registration statement.

Dragonfly Energy Holdings Corp.

June 14, 2023

Page Two

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement. In connection with this opinion, we have relied on oral or written statements and representations of officers or other representatives of the Company and others. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

This opinion is given as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ PARSONS BEHLE & LATIMER